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                                                                  EXHIBIT 99.(H)







                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.


                             STOCKHOLDERS AGREEMENT











                                   DATED AS OF

                                 AUGUST 28, 2001





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                                TABLE OF CONTENTS

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
Section 1.        Definitions................................................................................1

Section 2.        Board of Directors; Certain Voting Matters.................................................3
         2.1      Board Composition..........................................................................3
         2.2      Meeting Expenses...........................................................................4
         2.3      Vacancies..................................................................................5
         2.4      Limitation of Liability....................................................................5
         2.5      Bylaws.....................................................................................5
         2.6      Certain Voting Matters.....................................................................5
         2.7      Amendment to Certificate of Incorporation..................................................6
         2.8      Termination................................................................................6

Section 3.        Representations and Warranties.............................................................7

Section 4.        Restrictions on Transfer of Stockholder Shares.............................................7
         4.1      Transfer of Stockholder Shares.............................................................7
         4.2      First Offer Right..........................................................................7
         4.3      Closing....................................................................................7
         4.4      Transfer of Series A Preferred Stock to a Competitor.......................................8
         4.5      First Offer Right for Transfer of Series A Preferred Stock to a Competitor.................8
         4.6      Closing for Transfer of Series A Preferred Stock to a Competitor...........................8
         4.7      Termination of Restrictions................................................................8
         4.8      Permitted Transfers........................................................................9
         4.9      Transfers in Violation of Agreement........................................................9

Section 5.        Limited Preemptive Rights..................................................................9
         5.1      Preemptive Right...........................................................................9
         5.2      Exercise..................................................................................10
         5.3      Issuance by the Company...................................................................10
         5.4      No Short Sales............................................................................10
         5.5      Termination...............................................................................10

Section 6.        Legend....................................................................................10

Section 7.        Irrevocable Proxy.........................................................................11

Section 8.        Inspection of Property....................................................................11

Section 9.        Reservation of Common Stock...............................................................11

Section 10.       Miscellaneous.............................................................................12
         10.1     Remedies..................................................................................12


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
         10.2     Consent to Amendments; Waiver.............................................................12
         10.3     Survival of Representations and Warranties................................................12
         10.4     Successors and Assigns....................................................................12
         10.5     Severability..............................................................................12
         10.6     Counterparts..............................................................................13
         10.7     Descriptive Headings......................................................................13
         10.8     Notices...................................................................................13
         10.9     No Third-Party Beneficiaries..............................................................13
         10.10    No Partnership............................................................................13
         10.11    Entire Agreement..........................................................................13
         10.12    Construction..............................................................................14
         10.13    Incorporation of Exhibits and Schedules...................................................14
         10.14    Governing Law.............................................................................14
         10.15    Submission to Jurisdiction................................................................14
         10.16    WAIVER OF JURY TRIAL......................................................................14
         10.17    Determination of Certain Rights and Obligations...........................................14





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                             SCHEDULES AND EXHIBITS



Schedule 1          Schedule of Stockholders

Exhibit A           Form of Irrevocable Proxy

Exhibit B           Form of Amendment to Certificate of Incorporation








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                             STOCKHOLDERS AGREEMENT


     This STOCKHOLDERS AGREEMENT ("Agreement") is dated as of August 28, 2001, by and among Universal Automotive Industries, Inc., a Delaware corporation ("Company"), Venture Equities Management Inc., an Illinois corporation ("Series A Stockholder"), and each of the holders of Common Stock listed on Schedule 1 attached hereto ("Common Stockholders"). The Series A Stockholder and the Common Stockholders and any parties that may execute and deliver this Agreement after the date hereof are referred to collectively as the "Stockholders" and individually as a "Stockholder."

     The parties hereto agree as follows:

     Section 1. Definitions. All capitalized terms used, but not defined, herein shall have the meanings set forth in the Purchase Agreement. For purposes of this Agreement, the following terms have the meaning set forth below:

     "Affiliate" of any particular Person means any other Person controlling, controlled by, or under common control with, such Person, any partner of such Person, and any partner of a Person that is a partnership. For purposes of this definition, "control" shall mean the ownership, direct or indirect, of 10% or more of the securities of a Person that shall entitle the holder thereof to vote in the general election of directors.

     "Agreement" has the meaning set forth in the preamble.

     "Board" means the Company's board of directors.

     "Bylaws" means the Bylaws of the Company, as may be amended from time to time.

     "Certificate" means the Company's Certificate of Incorporation, as may be amended or restated from time to time, as supplemented by the Certificate of Designation.

     "Closing" shall mean the closing of the issuance and sale of Series A Preferred Stock, by the Company to the Series A Stockholder pursuant to the Purchase Agreement.

     "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     "Company" has the meaning set forth in the preamble.

     "Competitor" means any Person engaged in the sale or manufacture of automotive brake parts.

     "Competitor Transferee" has the meaning set forth in Section 4.5.

     "Family Group" means an individual Stockholder's spouse, domestic partner, or lineal descendants (whether natural or adopted) and any trust, partnership, or limited liability company established solely for the benefit of the Stockholder or the Stockholder's spouse or lineal descendants.

     "First Offer Option Period" has the meaning set forth in Section 4.2.

     "Irrevocable Proxy" has the meaning set forth in Section 7.

     "New Securities" has the meaning set forth in Section 5.1.

     "Offer Notice" has the meaning set forth in Section 4.1.

     "Offered Shares" has the meaning set forth in Section 4.1.

     "Other Stockholders" has the meaning set forth in Section 4.4.

     "Option Period" has the meaning set forth in Section 4.5.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a Governmental Authority.

     "Prospective Transferees" has the meaning set for in Section 4.1.

     "Public Sale" means any sale of Stockholder Shares to the public pursuant to either an offering registered under the Securities Act or the provisions of Rule 144 under the Securities Act (or any similar provision then in force).

     "Purchase Agreement" means the Purchase Agreement, dated as of the date hereof, by and among the Company and Series A Stockholders.

     "Scott" means Arvin Scott, an individual and one of the Common
Stockholders.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security Agreement" has the meaning set forth in Section 4.8.

     "Series A Offer Notice" has the meaning set forth in Section 4.5.

     "Series A Offered Shares" has the meaning set forth in Section 4.5.

     "Series A Preferred Stock" means the Series A Preferred Stock, par value $0.01 per share, of the Company.

     "Series A Stockholder" has the meaning set forth in the preamble.

     "Stockholder" has the meaning set forth in the preamble.

     "Stockholder Shares" means: (a) any Common Stock purchased or otherwise acquired by any Common Stockholder; (b) any other shares of any class or series of capital stock of the Company held by a Common Stockholder; and (c) any equity securities issued directly or indirectly with respect to the securities referred to in clause (a) or (b) above by way of stock



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dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been disposed of in a Public Sale.

     "Sub Board" means board of directors of a Subsidiary.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person, or a combination thereof; or (b) if a partnership, limited liability company, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person, or a combination thereof. For purposes of clause (b) of this definition, a Person or Persons will be deemed to have a majority ownership interest in a partnership, limited liability company, association, or other business entity if such Person or Persons are allocated a majority of partnership, limited liability company, association, or other business entity gains or losses or control the managing director, manager or general partner of such partnership, limited liability company, association, or other business entity.

     "Transfer" has the meaning set forth in Section 4.1.

     "Transferring Stockholder" has the meaning set forth in Section 4.1.

     "Tzur" means Yehuda Tzur, an individual and one of the Common Stockholders.

     "Underlying Common Stock" means: (a) the Common Stock issued, or issuable upon conversion of the Series A Preferred Stock issued to the Series A Stockholder from time to time; and (b) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Series A Preferred Stock will be deemed to be the holder of the Underlying Common Stock obtainable upon the conversion thereof regardless of any restriction or limitation on the conversion of the Series A Preferred Stock. As to any particular shares constituting Underlying Common Stock, such shares will cease to be Underlying Common Stock when they have been disposed of in a Public Sale.

     Section 2. Board of Directors; Certain Voting Matters.

     2.1 Board Composition.

          (a) From and after the date of this Agreement and until the provisions of this Section 2.1 cease to be effective, each Stockholder will vote all of such Stockholder's Stockholder Shares, Series A Preferred Stock, and all other voting securities of the Company over that such Stockholder owns or over which such Stockholder has voting



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     control, and will take all other necessary or desirable actions within such
     Stockholder's reasonable control (whether in such Stockholder's capacity as a stockholder, director, member of a Board committee or officer of the Company, designator of a director under this Agreement, or otherwise), including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings, and the Company will take all necessary and desirable actions within its reasonable control, including calling special Board and stockholder meetings, so that:

               (i) the authorized number of directors comprising the Board shall be established and maintained at nine directors;

               (ii) two representatives designated by the Series A Stockholder (collectively, the "Series A Directors"), who shall initially be Zemin Xu and Feng Dong, shall be elected to the Board;

               (iii) one of the Series A Directors designated by the Series A Stockholder shall be appointed as Co-Chairman of the Board;

               (iv) the composition of each Sub Board, if any, shall be proportionally equivalent to that of the Board; provided, however, that at least one of the Series A Directors shall be appointed to the board of directors of each Sub Board; and

               (v) except as otherwise provided in this Agreement, the composition of any committees of the Board shall be proportionally equivalent to that of the Board; provided, however, that at least one of the Series A Directors shall be appointed to each such committee.

          (b) The Board shall have a compensation committee which shall include one of the Series A Directors, which compensation committee shall make all Board decisions with respect to matters customarily considered by committees of such type.

          (c) Neither of the Series A Directors shall be removed from the Board (with or without cause), except upon the written consent of the Series A Stockholder.

          (d) In the event that any director designated hereunder by the Series A Stockholder for any reason ceases to serve as a member of the Board or a Sub Board during his or her term of office, the resulting vacancy on the Board or a Sub Board shall be filled by a representative designated by the Series A Stockholder, as provided under this Agreement.

          (e) In addition to the right to designate the Series A Directors, the Series A Stockholder shall be entitled to designate two individuals, who shall be entitled to attend (and receive notice of all meetings of) each meeting of the Board and each Sub Board, but not shall not be permitted to vote at any such meeting.

     2.2 Meeting Expenses. The Company shall pay the reasonable out-of-pocket expenses incurred by each Series A Director in connection with attending the meetings of the



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Board, any Sub Board, and any committee thereof.

     2.3 Vacancies.

          (a) Except as otherwise set forth herein, if the Series A Stockholder fails to designate a representative to fill a directorship pursuant to the terms of Section 2.1, then such directorship shall remain vacant unless and until such Stockholder shall designate a representative pursuant to Section 2.1.

          (b) If the Series A Stockholder's right to designate directors under
     Section 2.1 shall terminate in accordance with Section 2.8, and either of such directors are removed from the Board, then such vacancy shall be filled for the then-remaining term in office in accordance with the Bylaws.

     2.4 Limitation of Liability. So long as any Series A Director serves on the Board and for two years thereafter, the Company shall maintain directors and officers insurance providing such coverage that is reasonable in light of the business, operations and properties of the Company. From and after the date hereof, the Company's Certificate and Bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

     2.5 Bylaws. Each Common Stockholder agrees that it shall not vote any of the Stockholders Shares now or hereafter owned or acquired by it in favor of the alteration, amendment, restatement, or repeal of the Bylaws in any manner that is inconsistent with the provisions of this Agreement or the Certificate.

     2.6 Certain Voting Matters. The Company shall not, by any means, directly or indirectly, without the prior written consent of the holders of a majority of the Series A Preferred Stock:

     (a) authorize, create, offer, sell, or issue any class or series of shares of capital stock of the Company that does not rank junior to the Series A Preferred Stock in terms of dividend payments or liquidation preference, except pursuant to rights, options, and warrants existing as of the date hereof and which are set forth on Schedule 5.3 to the Purchase Agreement;

     (b) increase the authorized amount of, or issue additional shares of, Preferred Stock or any other class or series of shares of capital stock of the Company that does not rank junior to the Series A Preferred Stock in terms of dividend payments or liquidation preference;

     (c) authorize, create, offer, sell, or issue any obligation or security convertible into, or exchangeable for, shares of Series A Preferred Stock or any other class or series of capital stock of the Company that does not rank junior to the Series A Preferred Stock in terms of dividend payments or liquidation preference;

     (d) merge or consolidate with or into any other Person, or permit any of its Subsidiaries to merge or consolidate (other than with or involving a wholly-owned Subsidiary or as permitted by




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Section 2.6(e)) with or into any other Person, in one transaction or in a series of transactions;

     (e) sell, lease, assign, transfer, or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of, in one transaction or a series of related transactions, in excess of 10% of the fair market value of the consolidated assets of the Company and its Subsidiaries (determined at and as of the time of such transaction or transactions by the Company's Board of Directors in its reasonable judgment);

     (f) acquire any assets, in one transaction or a series of related transactions, for consideration payable by the Company (excluding purchase money financing, third party financing, and assumed debt obligations) in excess of 10% of the fair market value of the consolidated assets of the Company and its Subsidiaries (determined at and as of the time of such transaction or transactions by the Company's Board of Directors in its reasonable judgment) or for capital stock of the Company representing in excess of 10% of the outstanding shares of Common Stock of the Company (determined at and as of the time of such transaction or transactions, and computed on a fully-diluted basis);

     (g) liquidate, dissolve, or effect a recapitalization or reorganization in any form of transaction;

     (h) amend, repeal, or waive any provision of the Certificate of Designation, the bylaws of the Company, or the Certificate of Incorporation (as amended and restated as of the date hereof), except as may be permitted in connection with Section 2.6(a), Section 2.6(b), or Section 2.6(c) hereof;

     (i) change the authorized number of members of the Board of Directors of the Company;

     (j) declare or pay any dividends or other distributions (in cash, securities, or other property) on any securities that are junior to the Series A Preferred Stock in terms of dividend payment and liquidation preference;

     (k) redeem, purchase, or otherwise acquire any of the Common Stock; or

     (l) effect any transaction or series of related transactions in which more than 50% of the voting power of the Company's capital stock is sold, transferred, or disposed.

     2.7 Amendment to Certificate of Incorporation. Each Stockholder will vote all of such Stockholder's Stockholder Shares, Series A Preferred Stock, and all other voting securities of the Company over that such Stockholder owns or over which such Stockholder has voting control, in favor of an amendment to the Certificate, the form of which is attached hereto as Exhibit B.

     2.8 Termination. The provisions of this Section 2 shall terminate automatically and be of no further force and effect at such time as the Series A Stockholder (together with its Affiliates) owns, directly or indirectly, a number of shares of Underlying Common Stock that is



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less than 50% of the number of shares of Underlying Common Stock owned by the
Series A Stockholder immediately following the Closing.

     Section 3. Representations and Warranties. The Company and each Common Stockholder represents and warrants that: (a) this Agreement and all exhibits attached hereto have been duly authorized, executed, and delivered by the Company and each such Common Stockholder, and constitutes a valid and binding obligation of the Company and each such Common Stockholder enforceable in accordance with its terms; and (b) the Company and each such Common Stockholder have not granted and is not a party to any proxy, voting trust, or other agreement that is inconsistent with or conflicts with the provisions of this Agreement.

     Section 4. Restrictions on Transfer of Stockholder Shares.

     4.1 Transfer of Stockholder Shares. No Common Stockholder shall sell, transfer, assign, pledge, or otherwise dispose of ("Transfer") any interest in any Stockholder Shares (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) except pursuant to the provisions of this Section 4. Prior to making any Transfer other than a Permitted Transfer, the transferring Common Stockholder, as applicable ("Transferring Stockholder") shall give written notice ("Offer Notice") to the Company and to the Series A Stockholder. The Offer Notice shall disclose in reasonable detail the identity of up to five prospective transferees ("Prospective Transferees"), the number of Stockholder Shares the Transferring Stockholder wishes to transfer ("Offered Shares"), and the price and other terms and conditions of the proposed Transfer.

     4.2 First Offer Right. The Series A Stockholder (or its designees) may elect to purchase any or all of the Shares upon the terms and conditions set forth in the Offer Notice, by delivering a written notice of such election to the Transferring Stockholder and the Company within 15 days after the Offer Notice has been received by the Series A Stockholder ("First Offer Option Period"). If the Series A Stockholder elects not to purchase all of such Offered Shares, such portion of the Offered Shares not so purchased may be sold by the Transferring Stockholder to any of the Prospective Transferees at any time within 45 days following the expiration of the First Offer Option period; provided, however, that such sale is made in strict conformity with the terms and conditions of the Offer Notice or at a purchase price (and not less cash consideration) greater than that set forth in the Offer Notice.

     4.3 Closing. In the event that the Series A Stockholder shall elect to purchase all or a portion of the Offered Shares as provided in Section 4.2, the closing therefor shall take place as soon as reasonably practicable, but in no event more than 30 days after expiration of the First Offer Option Period. At such closing, the Series A Stockholder shall pay the applicable purchase price stated in the Offer Notice to the Transferring Stockholder by certified or cashier's check or wire transfer of immediately available funds in U.S. dollars, and the Transferring Stockholder shall transfer, assign, and convey full right, title, and interest in and to the Offered Shares being purchased to the Series A Stockholder, free and clear of all claims, liens, restrictions, encumbrances, options, proxies, voting trusts, and voting agreements (other than pursuant to this Agreement), by delivery to the Series A Stockholder of the certificate or certificates representing the Offered Shares and a stock power or similar instrument in form and content reasonably



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satisfactory to the Series A Stockholder, together with such customary or related documents, including customary representations and warranties and other evidence of good title as the Series A Stockholder may reasonably request.

     4.4 Transfer of Series A Preferred Stock to a Competitor. The Series A Stockholder shall give written notice ("Series A Offer Notice") to the Company and to the other Stockholders ("Other Stockholders") of each prospective Transfer by the Series A Stockholder of any or all Series A Preferred Stock to a Competitor. The Series A Offer Notice shall disclose in reasonable detail the identity of the prospective transferee ("Competitor Transferee"), the number of Series A Preferred Stock that the Series A Stockholder wishes to transfer ("Series A Offered Shares"), and the price and other terms and conditions of the proposed Transfer.

     4.5 First Offer Right for Transfer of Series A Preferred Stock to a Competitor. The Other Stockholders (or their designees) may elect to purchase any or all of the Series A Offered Shares upon the terms and conditions set forth in the Series A Offer Notice, by delivering a written notice of such election to the Series A Stockholder and the Company within 15 days after the Series A Offer Notice has been received by the Other Stockholders ("Option Period"). If more than one Other Stockholder elects to purchase the Series A Offered Shares, then the Series A Offered Shares shall be allocated among the electing Other Stockholders on a pro rata basis according to the number of Stockholder Shares owned by each such Other Stockholder. If the Other Stockholders elect not to purchase all of such Series A Offered Shares, then any or all of such Series A Offered Shares may be sold by the Series A Stockholder to the Competitor Transferee at any time within 45 days following the expiration of the Option Period; provided, however, that such sale is made in strict conformity with the terms and conditions of the Series A Offer Notice or at a purchase price (and not less cash consideration) greater than that set forth in the Series A Offer Notice.

     4.6 Closing for Transfer of Series A Preferred Stock to a Competitor. In the event that the Other Stockholders shall elect to purchase all the Series A Offered Shares as provided in Section 4.6, the closing therefor shall take place as soon as reasonably practicable, but in no event more than 30 days after expiration of the Option Period. At such closing, the Other Stockholders shall pay the applicable purchase price stated in the Series A Offer Notice to the Series A Stockholder by certified or cashier's check or wire transfer of immediately available funds in U.S. dollars, and the Series A Stockholder shall transfer, assign, and convey full right, title, and interest in and to the Series A Offered Shares being purchased to the Other Stockholders, free and clear of all claims, liens, restrictions, encumbrances, options, proxies, voting trusts, and voting agreements (other than pursuant to this Agreement), by delivery to the Other Stockholders of the certificate or certificates representing the Series A Offered Shares and a stock power or similar instrument in form and content reasonably satisfactory to the Other Stockholders, together with such customary or related documents, including customary representations and warranties and other evidence of good title as the Other Stockholders may reasonably request.

     4.7 Termination of Restrictions. The provisions of this Section 4 shall terminate automatically and be of no further force and effect at such time as the Series A Stockholder (together with its Affiliates) owns, directly or indirectly, a number of shares of Underlying



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Common Stock that is less than 50% of the number of shares of Underlying Common
Stock owned by the Series A Stockholder immediately following the Closing.

     4.8 Permitted Transfers. The restrictions contained in this Section 4 shall not apply with respect to any Transfer: (a) with respect to a Stockholder that is not an individual, to any Affiliate of any Stockholder intending to make such Transfer; (b) to First Bank and Trust Company of Illinois, pursuant to the terms of that certain Security Agreement and Financing Statement, dated as of March 25, 1996 ("Security Agreement"); (c) with respect to a Stockholder that is an individual, to any member of such Transferring Stockholder's Family Group for bona fide estate planning purposes; or (d) pursuant to any Public Sale; provided, however, that the Transferring Stockholder shall not solicit or arrange for the solicitation of offers to purchase any or all of the Stockholder Shares owned by such Transferring Stockholder in anticipation of, or in connection with, a Public Sale. Notwithstanding any provision in this Agreement to the contrary, except in connection with a Public Sale and a Transfer to or by the First Bank and Trust Company of Illinois pursuant to the Security Agreement, each prospective transferee of Stockholder Shares shall agree, as a condition precedent to any Transfer, to be bound by the terms, conditions, and provisions of this Agreement affecting the Stockholder Shares so transferred, and shall thereafter be entitled to the benefits of this Agreement affecting the Stockholder Shares so transferred.

     4.9 Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement will be void, and the Company will not record such Transfer on its books or treat any purported transferee of such Stockholder shares as the owner of such shares for any purpose.

     Section 5. Limited Preemptive Rights.

     5.1 Preemptive Right. If the Company authorizes the issuance or sale of any capital stock or equity securities of the Company, or any securities convertible into, or exchangeable or exercisable for, such stock or securities of the Company now or hereafter authorized ("New Securities"), the Company will first offer to sell to the Series A Stockholder a portion of such New Securities equal to the product of: (a) the amount of such New Securities to be issued; and (b) a fraction, the numerator of which shall equal the number of shares of Underlying Common Stock then held by the Series A Stockholder, and the denominator of which shall be the sum of the total number of shares of Underlying Common Stock and the number of shares of Common Stock outstanding which are not shares of Underlying Common Stock. The Series A Stockholder will be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Person. The purchase price for all stock and securities offered to the Series A Stockholder hereunder will be payable in cash. Notwithstanding the foregoing, this Section
5.1 shall not apply to any issuance of: (i) up to 200,000 shares of Common Stock issued to any Person other than Persons who are then or who have previously served as members of the Board pursuant to the terms of the Company's Share Option Plan, as amended from time to time; or (ii) shares of Common Stock issued pursuant to the exercise of rights under options and warrants or the conversion or exchange of convertible or exchangeable securities of the Company outstanding as of the date of the Closing, all of which are set forth on Schedule 5.3 to the Purchase Agreement.



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     5.2 Exercise. To exercise its preemptive purchase rights under this Section
5, a Series A Stockholder must deliver a written notice to the Company within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such Series A Stockholder's percentage allotment, describing its election hereunder.

     5.3 Issuance by the Company. Upon the expiration of the offering period described above, the Company will be entitled to sell, during the 90 days following such expiration, such stock or securities that the Series A Stockholder has not elected to purchase on terms and conditions no more favorable to the purchasers thereof than those offered to the Series A Stockholder. Any stock or securities not sold by the Company during such 90-day period must be reoffered to the Series A Stockholder pursuant to the terms of this Section 5.3 before such stock or securities may be sold by the Company.

     5.4 No Short Sales. None of the Stockholders shall at any time engage in any short sales of the Common Stock or Stockholder Shares.

     5.5 Termination. The provisions of this Section 5 will terminate automatically and be of no further force or effect at such time as the Series A Stockholder (together with its Affiliates) owns, directly or indirectly, a number of shares of Underlying Common Stock that is less than 50% of the number of shares of Underlying Common Stock owned by the Series A Stockholder immediately following the Closing.

     Section 6. Legend. Each certificate for Stockholder Shares will be imprinted with a legend that includes, among other things, substantially the following:

     "The securities represented by this certificate are subject to a Stockholders Agreement ("Stockholders Agreement") among the issuer of such securities ("Company") and certain of the Company's Stockholders, as amended and modified from time to time. A copy of such Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

     The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof.

     Section 7. Irrevocable Proxy. Upon execution of this Agreement, each of Tzur and Scott each will enter into an Irrevocable Proxy in substantially the form attached hereto as Exhibit A ("Irrevocable Proxy"), with respect to all of their Stockholder Shares. In the event that such Irrevocable Proxy is deemed invalid for any reason, then each of Tzur and Scott shall take all actions, and execute and deliver all documents and instruments, that the Series A Stockholder shall request from time to time or as may otherwise be necessary or appropriate, to transfer all voting rights to the Series A Stockholder to a number of shares that shall be equal to the product of: (a) a percentage determined by dividing the number of shares of capital stock of the Company then-owned by such Stockholder by the aggregate number of shares of capital stock of the Company then owned by both such Stockholders; multiplied by (b) the number of shares of Common Stock that the Series A Stockholder has purchased from time to time pursuant to, or in connection with, the Default Warrant. During the term of this Agreement, neither Tzur nor Scott shall take any action that would impair or preclude either of them, respectively, from complying with the terms of the Irrevocable Proxy or this Section 7 or that would impair or preclude the Proxy named in the Irrevocable Proxy from exercising all of the rights granted in such Irrevocable Proxy.

     Section 8. Inspection of Property. The Company will permit the Series A Stockholder and any of its representatives, and upon reasonable notice and during normal business hours, to: (a) visit and inspect any of the properties of the Company and its Subsidiaries; (b) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom for proper corporate purposes; and (c) discuss the affairs, finances, and accounts of any such corporations with the directors, officers, key employees, and independent accountants of the Company and its Subsidiaries.

     Section 9. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock. If, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. All shares of

Common Stock, when issued, shall be duly authorized and validly issued, fully paid and nonassessable, and free from all taxes, liens, encumbrances, and restrictions. The Company shall take all actions that may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation, or any requirement of any domestic securities exchange.

     Section 10. Miscellaneous.

     10.1 Remedies. The Series A Stockholder will have all rights and remedies set forth in this Agreement, the Purchase Agreement, the Certificate, and all rights and remedies that such Stockholder has been granted at any time under any other agreement or contract, and all of the rights that such Stockholders has under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     10.2 Consent to Amendments; Waiver. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement will be effective against the Company or any of the Stockholders unless such modification, amendment, or waiver is approved in writing by the Company, holders of at least 51% of the Stockholder Shares, and the holders of at least 51% of the Underlying Common Stock, respectively. No other course of dealing between the Company and any of the Stockholders or any delay in exercising any rights hereunder, under the Company's Certificate of Incorporation, or otherwise shall operate as a waiver of any rights of any Stockholder. The failure of any party to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     10.3 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement.

     10.4 Successors and Assigns. Except as otherwise provided herein, none of the Stockholders shall be permitted to assign its rights or delegate its duties hereunder. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by, or on behalf of, any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto irrespective of whether so expressed.

     10.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by, or invalid under, applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     10.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     10.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     10.8 Notices. Any notice, request, instruction, or other document to be given hereunder shall be in writing and shall be deemed to have been given: (a) two days after receipt, if given by courier; (b) upon receipt, if given in person; (c) on the date of transmission, if sent by telex, facsimile, or other wire transmission; or (d) five days after being deposited in the mail, certified or registered mail, postage prepaid, as follows:

          If to the Company:

                       11859 South Central Avenue
                       Alsip, Illinois  60803
                       Attn:  President
                       Facsimile:  708-489-1544

          with a copy (which will not constitute notice) to:

                       Shefsky & Froelich, Ltd.
                       444 North Michigan Avenue
                       Chicago, Illinois  60611
                       Attn:  Mitchell Goldsmith
                       Facsimile:  (312) 527-3194

          If to a Stockholder:

                       To the address set forth on Schedule 1 attached to this Agreement or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

     10.9 No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the Company and the Stockholders and their respective successors and permitted assigns.

     10.10 No Partnership. Nothing contained in this Agreement or any other document contemplated hereby shall be deemed to constitute a partnership between the Stockholders and the Company, or among or between the Stockholders.

     10.11 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes all prior understandings, agreements, arrangements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof, including, without limitation that certain Letter of Intent by and between the Company and Wanxiang America Corporation, as amended.

     10.12 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local, or foreign statute or law, statute, rule, or regulation will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the words "including" means "including without limitation." All references to sections, exhibits, and schedules are to sections, exhibits, and schedules to this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

     10.13 Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     10.14 Governing Law. The corporate law of the State of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, and interpretation of this agreement and the exhibits and schedules hereto will be governed by, and construed and enforced in accordance with, the substantive laws of the State of Illinois, without regard to the conflicts of laws principles thereof.

     10.15 Submission to Jurisdiction. Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in Chicago, Illinois, in any action or proceeding arising out of, or relating to, this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

     10.16 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON, AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

     10.17 Determination of Certain Rights and Obligations. For purposes of this Agreement, all Stockholder Shares that are held by a Common Stockholder and all of his Affiliates shall be considered Stockholder Shares held solely by such Stockholder (and not such Stockholder's Affiliates) for the purposes of determining the rights, benefits, and obligations under this Agreement.



                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the day and year first above written.


UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.



By:   /s/ ARVIN SCOTT
   -------------------------------
Its:  President CEO
    ------------------------------



SERIES A STOCKHOLDER


VENTURE EQUITIES MANAGEMENT, INC.


By:   /s/ ZEMIN XU
   -------------------------------
Its:  Vice President
    ------------------------------





COMMON STOCKHOLDERS

/s/ YEHUDA TZUR
--------------------------
Yehuda Tzur

/s/ ARVIN SCOTT
--------------------------
Arvin Scott

/s/ SAMI ISRAEL
--------------------------
Sami Israel

                                   SCHEDULE 1

                            SCHEDULE OF STOCKHOLDERS



SERIES A STOCKHOLDER

--------------------------------------------------------------------------------
Stockholder                                 Address
--------------------------------------------------------------------------------
                                             1226 North Michael Drive
Venture Equities Management, Inc.            Suite B-1
                                             Wood Dale, Illinois 60191
                                             Attn:  Pin Ni
                                             Facsimile:  (630) 595-9088
--------------------------------------------------------------------------------



COMMON STOCKHOLDERS

--------------------------------------------------------------------------------
Stockholder                                 Address
--------------------------------------------------------------------------------
Yehuda Tzur                                 11859 South Central Avenue
                                            Alsip, Illinois  60803
                                            Facsimile:  708-489-1544
--------------------------------------------------------------------------------
Arvin Scott                                 11859 South Central Avenue
                                            Alsip, Illinois  60803
                                            Facsimile:  708-489-1544
--------------------------------------------------------------------------------
                                            11859 South Central Avenue
Sami Israel                                 Alsip, Illinois  60803
                                            Facsimile:  708-489-1544
--------------------------------------------------------------------------------

                                    Exhibit A

                   Irrevocable Proxy Coupled With An Interest



     The undersigned does hereby revoke any proxy or proxies heretofore given by the undersigned with respect to any shares of capital stock of Universal Automotive Industries, Inc. ("Company").

     FOR VALUE RECEIVED, the undersigned, a stockholder of the Company and a party to the Stockholders Agreement ("Stockholders Agreement"), dated as of August 28, 2001, by and among the Company and certain of its stockholders, does hereby (but subject to the limitations set forth in the immediately succeeding paragraph), appoint Pin Ni (and any other Person appointed by Pin Ni or Venture Equities Management, Inc., an Illinois corporation) ("Series A Stockholder"), the attorney-in-fact, agent, and proxy of the undersigned ("Proxy"), with full power of substitution, with authority to act and vote in person or by revocable proxy or by written consent, as fully and effectively as the undersigned could do so in person, with respect to any and all shares of the capital stock of the Company that the undersigned owns of record or over which the undersigned has voting control ("Shares") at all meetings of the stockholders of the Company, and at all adjournments thereof, upon all business as may come before any meeting or any adjournment thereof, and to exercise and execute and deliver all consents in writing with respect to such Shares either in person or by revocable proxy, agent, attorney, or other representative. All capitalized terms used, but not defined, herein shall have the meanings set forth in the Stockholders Agreement.

     Notwithstanding any provision contained herein to the contrary, this Irrevocable Proxy shall be effective until the expiration hereof only with respect to that number of Shares that shall be equal to the product of: (a) a percentage determined by dividing the number of shares of capital stock of the Company then-owned by the undersigned by the aggregate number of shares of capital stock of the Company then-owned by the undersigned and [Arvin Scott][Yehuda Tzur]; multiplied by (b) the number of shares of Common Stock that the Series A Stockholder has purchased from time to time pursuant to, or in connection with, the Default Warrant (as defined in the Purchase Agreement) ("Default Warrant Shares"); provided, however, that upon the occurrence of an Event of Default under Section 9.1(a) of the Certificate of Designation (as defined in the Purchase Agreement) or an Event of Default under Section 6.1(a) of the Default Warrant, the Proxy named herein shall be entitled to exercise all rights to vote all of the Shares that are not then Default Warrant Shares ("Section 9.1(a) Shares") and to exercise and execute all consents in writing with respect to all such Section 9.1(a) Shares, irrespective of whether the Default Warrant shall have at any time been exercised; provided, however that, in the event that any such Event of Default under Section 9.1(a) of the Certificate of Designation shall have been cured (as reasonably determined by the Series A Stockholder), the rights set forth in this sentence with respect to the Section 9.1(a) Shares shall terminate on the first anniversary of the date on which the Series A Stockholder shall have acquired such rights to vote all such Section 9.l(a)

Shares. Except as provided in the foregoing two sentences, the undersigned may continue to exercise all rights to vote all Shares at all meetings of the stockholders of the Company, and at all adjournments thereof, upon all business as may come before any meeting or any adjournment thereof, and to exercise and execute all consents in writing with respect to such Shares.

     The undersigned hereby represents and warrants that: (i) as of the date hereof, the undersigned is the record holder of [____] Shares and otherwise has the right to vote [____] Shares; (ii) [_____] Shares have been pledged to First Bank and Trust Company of Illinois pursuant to the terms of that certain Security Agreement and Financing Statement, dated as of March 25, 1996, by and between the undersigned and First Bank and Trust Company of Illinois ("Pledged Shares"); (iii) this Irrevocable Proxy has been duly and validly executed by the undersigned pursuant to applicable authority; (iv) the undersigned has full capacity to execute this Irrevocable Proxy and transfer the voting rights hereby to the Proxy; (v) this Irrevocable Proxy is a legal, valid, and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms; and (vi) the execution and delivery by the undersigned of this Irrevocable Proxy, and the compliance by the undersigned with the terms hereof, do not conflict with, or result in a breach of, or constitute a default under, or require any permit, consent, approval, or authorization by or with any Person, pursuant to: (A) any law, statute, rule, regulation, license, permit, order, judgment, injunction, ruling, writ, or decree to which the undersigned is subject; or (B) any contact, agreement, arrangement, or instrument to which the undersigned is a party.

     The undersigned does hereby authorize the Company to place on its stock ledger and stockholder lists a legend reciting that the Shares are subject to this Irrevocable Proxy. The undersigned shall indemnify and hold harmless the Proxy, the Series A Stockholder, and the Company from all costs, expense (including, without limitation, reasonable legal fees and accounting fees), damage, and liability whatsoever arising out of the breach of any covenant, representation, or warranty of the undersigned set forth in this Irrevocable Proxy. All covenants, representations, and warranties of the undersigned shall survive the execution and delivery of this Irrevocable Proxy.

     This Irrevocable Proxy is issued in connection with the execution of the Purchase Agreement by and between the Company and the Series A Stockholder, dated as of August 28, 2001, and the Stockholders Agreement. This Irrevocable Proxy is coupled with an interest and may not be revoked by the undersigned. This Irrevocable Proxy is effective as of the date hereof and shall terminate automatically and be of no further force and effect at the earlier of: (i) the tenth anniversary of the Closing Date; and (ii) such time as the Series A Stockholder (together with its Affiliates) owns, directly or indirectly, a number of shares of Underlying Common Stock that is less than 50% of the number of shares of Underlying Common Stock owned by the Series A Stockholder immediately following the Closing.

     The undersigned hereby acknowledges and agrees that he shall not be permitted to grant to any Person any proxy or enter into any voting agreement covering, or with respect to, any of the Shares, except for the Stockholders Agreement.

     The Series A Stockholder hereby acknowledges and agrees that, in the event that First Bank and Trust Company of Illinois shall exercise its rights to any or all of the Pledged Shares pursuant to Section 4 and Section 8 of the Security Agreement, this Irrevocable Proxy shall thereafter be void with respect to the Pledged Shares with respect to which such rights have been exercised.

     This Irrevocable Proxy shall not affect any dissenters' rights or appraisal rights to which the undersigned may be entitled under applicable law. This Irrevocable Proxy shall be binding upon the heirs, personal representatives, executors, and assigns of the undersigned.


Dated:    August 28, 2001
                                            ----------------------------------
                                            Print or Type Name and Address
                                            of Stockholder



                                            ---------------------------

                                            ---------------------------

                                            ---------------------------



                               Acceptance by Proxy

     The undersigned, being the Proxy named in the foregoing Irrevocable Proxy, does hereby agree to exercise the powers granted to the Proxy under such Irrevocable Proxy strictly in accordance with the express conditions set forth in such Irrevocable Proxy.



                                            ---------------------------

                                    Exhibit B

                           CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.



     UNIVERSAL AUTOMOTIVE INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

     1. The Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on January 28, 1994.

     2. The certificate of incorporation of the Corporation is hereby amended by striking Article Fourth(a) thereof and by substituting in lieu of said Article the following new Article Fourth(a):

     "Fourth: Capital Stock.

          (a) Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 32,000,000, which 32,000,000 shall be comprised of 2,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock") and 30,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock")."

     In accordance with Sections 242 and 228 of the Delaware General Corporation Law, the above statement of amendment has been duly approved by the board of directors and stockholders of the Corporation.

     IN WITNESS WHEREOF, UNIVERSAL AUTOMOTIVE INDUSTRIES, INC. has caused this Certificate to be signed by Arvin Scott, its President, who does make this Certificate and declare and certify under penalty of perjury that this is the act and deed of the Corporation and that the facts stated therein are true, and accordingly has caused this Certificate to be executed this ___________ day of August, 2001.



                                                 By:___________________________
                                                    Arvin Scott, President